                      SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT

                      PURSUANT TO SECTION 13 OR 15(D) OF
                      THE SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of Earliest Event Reported): November 14, 1997
                                                  ----------------------


                            SS&C Technologies, Inc.
             ------------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)


                                   Delaware
                ----------------------------------------------
                (State or Other Jurisdiction of Incorporation)


        0-28430                                           06-1169696
------------------------                    ------------------------------------
(Commission File Number)                    (I.R.S. Employer Identification No.)


Corporate Place
705 Bloomfield Avenue
Bloomfield, Connecticut                                           06002
----------------------------------------                        ----------
(Address of Principal Executive Offices)                        (Zip Code)


                                (860) 242-7887
             ----------------------------------------------------
             (Registrant's Telephone Number, Including Area Code)

                                Not Applicable
         -------------------------------------------------------------
         (Former Name or Former Address, if Changed Since Last Report)

ITEM 2.    ACQUISITION OR DISPOSITION OF ASSETS.

     On November 14, 1997 (the "Effective Date"), SS&C Technologies, Inc. (the "Company") acquired the entire issued share capital of Mabel Systems B.V., a private company with limited liability organized under the laws of the Netherlands ("Mabel Systems"), pursuant to a Share Purchase Agreement, dated as of November 14, 1997 (the "Share Purchase Agreement"), by and among the Company and G.M. Hilhorst Holding B.V. ("Hilhorst Holding") and Lebam Beheer B.V. ("Lebam") (together, the "Mabel Shareholders").

     Pursuant to the Share Purchase Agreement, the Company sold an aggregate of 72,816 shares of its Common Stock, $.01 par value per share ("Common Stock"), to the Mabel Shareholders, together with a cash payment of $850,000 to be paid in four installments, in exchange for all of the issued and outstanding shares of Mabel Systems. Pursuant to the Share Purchase Agreement, the Company issued shares of Common Stock with an aggregate value of approximately $750,000, based on the average closing price of the Common Stock on the Nasdaq National Market for a ten (10) business day period, commencing five (5) business days before the Effective Date and ending four (4) business days after the Effective Date.

     In addition, pursuant to the Share Purchase Agreement, on January 14, 2001, a further cash payment (the "Additional Payment") will be paid by the Company to the Mabel Shareholders as part of the consideration for the issued share capital of Mabel Systems, provided that G. M. Hilhorst and B. C. Eeltink (the sole shareholders of Hilhorst Holding and Lebam, respectively) remain employed by the Company from the Effective Date throughout December 31, 2000, or are terminated by the Company without cause. The amount of the Additional Payment shall range from $0 to $1.9 million and shall be calculated in accordance with a formula based on Mabel Systems' revenues for the years 1998-2000.

     The Company used authorized, but previously unissued, shares of Common Stock and working capital in the acquisition. The number of shares of Common Stock issued in exchange for the issued share capital of Mabel Systems was determined in an "arm's length" negotiation and the transaction was unanimously approved by the Board of Directors of the Company. Prior to the Effective Date, neither the Company nor any of its affiliates, nor any director or officer of the Company or any associate of any such director or officer, had any material relationship with Mabel Systems or the Mabel Shareholders.

     Prior to the Effective Date, Mabel Systems designed, developed and marketed portfolio management systems supporting securities, private loans and mortgages. The Company currently intends to continue Mabel Systems' business substantially in the manner conducted immediately prior to the Effective Date.

     The foregoing description of the Share Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Share Purchase Agreement which is filed as Exhibit 2 to this Current Report on Form 8-K and incorporated herein by reference.

ITEM 7.    FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

     (a)   Financial Statements of Businesses Acquired.
           -------------------------------------------

     The financial statements of Mabel Systems required by this item are not included with this initial report. The required financial statements will be filed by amendment not later than January 28, 1998.

     (b)   Pro Forma Financial Information.
           -------------------------------

     The pro forma financial information required by this item is not included with this initial report. The required pro forma financial information will be filed by amendment not later than January 28, 1998.

     (c)   Exhibits.
           --------

     See Exhibit Index attached hereto.


ITEM 9.    SALES OF EQUITY SECURITIES PURSUANT TO REGULATION S.

     Pursuant to the Share Purchase Agreement, on November 14, 1997 the Company sold an aggregate of 72,816 shares of its Common Stock (the "Shares") to Hilhorst Holding and Lebam, together with cash, in exchange for all of the issued and outstanding shares of Mabel Systems. The Shares were issued and sold in reliance on Rule 903 of Regulation S under the Securities Act of 1933, as amended, to the Mabel Shareholders, each of whom was deemed not to be a "U.S. person" as defined in Regulation S. No underwriters were involved with the issuance and sale of the Shares. The discussion of the acquisition in Item 2 of this Current Report on Form 8-K is incorporated in this Item 9 by reference.

                                   SIGNATURE
                                   ---------

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date: November 24, 1997                SS&C TECHNOLOGIES, INC.
                                       -----------------------------------------
                                               (Registrant)



                                       By: /s/ John S. Wieczorek
                                          --------------------------------------
                                          John S. Wieczorek
                                          Vice President, Chief Financial
                                          Officer and Treasurer

                                 EXHIBIT INDEX

Exhibit
Number                   Description
-------                  -----------

   2       Share Purchase Agreement, dated as of November 14, 1997, by and among
           SS&C Technologies, Inc., G.M. Hilhorst Holding B.V. and Lebam Beheer
           B.V.

  99       Press Release

